Exhibit 10.3

AMENDED AND RESTATED

IKARIA HOLDINGS, INC.

2010 LONG TERM INCENTIVE PLAN

Adopted by the Board of Directors: May 4, 2010

Approved by the Stockholders:  May 6, 2010

AMENDED AND RESTATED

IKARIA HOLDINGS, INC.

2010 LONG TERM INCENTIVE PLAN

AMENDED AND RESTATED

IKARIA HOLDINGS, INC.

2010 LONG TERM INCENTIVE PLAN

1.                                       Purpose.

This Plan provides select employees, officers, consultants and directors of the Company and its Subsidiaries with an opportunity to receive long term incentive awards as set forth by the terms and conditions of this Plan.  These awards have been designed to motivate recipients to achieve short term and longer term results for the Company, with an expectation that their expertise will contribute to the attainment of key business goals that will further benefit shareholders.  Awards under this Plan include Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, Performance Units, Performance Share Units, Performance-Based Restricted Stock, Share Awards and Cash Incentive Awards (as each term is herein defined).

2.                                       Definitions.

For purposes of the Plan, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with, such Person.

“Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

“Award” means a Stock-Based Award or a Cash Incentive Award.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means the right granted to an Eligible Individual to receive a payment of cash pursuant to Section 10.3.

“Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, extraordinary dividend or other extraordinary distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or other, similar transaction or event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or a subcommittee thereof, which shall administer the Plan and perform the functions set forth herein;

provided, that, if there is no Compensation Committee of the Board, or if the Board determines that the Compensation Committee shall not be the Committee, then the Committee shall be the Board or such Directors as are appointed to the Committee by the Board.

“Company” means Ikaria Holdings, Inc., a Delaware corporation, and shall include any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

“Director” means a director of the Company.

“Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

“Division” means any of the operating units or divisions of the Company or any Subsidiary designated as a Division by the Committee.

“Eligible Individual” means any of the following individuals who is designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein:  (i) any director, officer or employee of the Company or a Subsidiary, (ii) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment or (iii) any consultant or advisor of the Company or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any date means (i) the closing price at the end of normal market hours of the Shares on such date as quoted on the National Association of Securities Dealers Automated Quotation System (the “Nasdaq”), (ii) if the Shares are not quoted on the Nasdaq but are listed for trading on the New York Stock Exchange (the “NYSE”) or other national securities exchange, the closing price at the close of the primary trading session of the Shares on such date on the NYSE (or, if the Shares are not listed for trading on the NYSE, on such other exchange) or (iii) if the Shares are not listed on the Nasdaq, the NYSE or other national exchange, or if there is no such closing price for such date on the Nasdaq, the NYSE or other national exchange, the fair market value of the Shares as determined in good faith by the Committee (and, if applicable, in accordance with Sections 409A and 422 of the Code).

“Grantee” means a person to whom an Award has been granted under the Plan.

“Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

“Initial Public Offering” shall have the meaning ascribed to such term in the Company’s Amended and Restated Certificate of Incorporation as may be amended from time to time.  An Initial Public Offering shall be deemed to have been consummated if and when the registration statement in connection with such public offering shall have been declared effective and the offering of securities thereunder shall have closed in accordance with the terms of the related underwriting agreement.

“Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange.

“Non-Employee Director” means a director of the Company who is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

“Non-Voting Common Stock” means the non-voting common stock of the Company, par value $0.01 per share.

“Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means a Nonqualified Stock Option or an Incentive Stock Option.

“Optionee” means a person to whom an Option has been granted under the Plan.

“Outside Director” means a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

“Parent” means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

“Performance Awards” means Performance Units, Performance Share Units, Performance-Based Restricted Stock, Cash Incentive Awards or any or all of them.

“Performance-Based Compensation” means any Option or Award that is intended to constitute “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

“Performance-Based Restricted Stock” means Shares of Restricted Stock issued or transferred to an Eligible Individual under Section 10.2.

“Performance Cycle” means a time period of not less than one year as specified by the Committee at the time Performance Awards or Cash Incentive Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

“Performance Objectives” has the meaning set forth in Section 10.4.

“Performance Share Units” means Performance Share Units granted to an Eligible Individual under Section 10.1.

“Performance Units” means Performance Units granted to an Eligible Individual under Section 10.1.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means the Amended and Restated Ikaria Holdings, Inc. 2010 Long Term Incentive Plan, as amended and restated from time to time.

“Recaptured Shares” has the meaning set forth in Section 4.2(b).

“Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 9.1.

“Restricted Stock Units” means rights granted to an Eligible Individual under Section 9.2 representing a number of hypothetical Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Award” means an Award of Shares granted pursuant to Section 11.

“Shareholder’s Agreement” means the Shareholder’s Agreement governing the rights, duties and obligations of certain present or former employees, officers, consultants and directors of the Company with respect to Shares issued pursuant to Options or Awards granted or sold to such persons, in such form as is in use by the Company from time to time.

“Shares” means (i) the Non-Voting Common Stock, prior to the consummation of an Initial Public Offering, and (ii) the Voting Common Stock, from and after the consummation of an Initial Public Offering.

“Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 7 hereof.

“Stock-Based Award” means a grant of Restricted Stock, Restricted Stock Units, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.

“Subsidiary” means (i) except as provided in subsection (ii) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (ii) in relation to the eligibility to receive Options or Awards other than Incentive Stock Options and continued employment or service for purposes of Options and Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns 50% or more of the outstanding equity or other ownership interests.

“Taxable Event” has the meaning set forth in Section 20.2.

“Ten-Percent Stockholder” means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

“Transition Period” means the period beginning with the consummation of an Initial Public Offering and ending as of the earlier of (i) the date of the first annual meeting of shareholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Initial Public Offering occurs and (ii) the expiration of the “reliance period” under Treasury Regulation Section 1.162-27(f)(2).

“Voting Common Stock” means the voting common stock of the Company, par value $0.01 per share.

“Withholding Taxes” has the meaning set forth in Section 20.2.

3.                                       Administration.

3.1.                              The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan.  Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held.  The Committee shall consist of at least two Directors and may consist of the entire Board; provided, however, that from and after the consummation of an Initial Public Offering (a) if the Committee consists of less than the entire Board, then, with respect to any Option or Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two Directors, each of whom shall be a Non-Employee Director, and (b) following the Transition Period, to the extent necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two Directors, each of whom shall be an Outside Director.  For purposes of the preceding sentence, if one or more members of the Committee is not a Non-Employee Director and/or an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.  A quorum shall consist of not fewer than two members of the Committee and a majority of a quorum may authorize any action.  The Board may, in its sole discretion, permit the Chief Executive Officer of the Company to exercise the authority granted to the Committee pursuant to Sections 3.4(a) and (b) with respect to other Eligible Individuals (other than Eligible Individuals subject to Section 16 of the Exchange Act or receiving compensation subject to Section 162(m) of the Code), subject to such limitations as imposed by the Board in its discretion and subject to compliance with Section 157(c) of the Delaware General Corporation Law, as amended from time to time.

3.2.                              Board Reservation and Delegation.  Except to the extent necessary for any Award or Option intended to qualify as Performance-Based Compensation to so qualify, the Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder and may also delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to Awards or Options to Eligible Individuals who are not subject to Section 16(b) of the Exchange Act at the time any such delegated authority or responsibility is exercised.  Such other committee may consist of one or more Directors who may, but need not be, officers or employees of the Company or any of its Subsidiaries.  To the extent the Board has reserved to itself, or exercised, the authority and responsibility of the Committee, or delegated the authority and responsibility of the Committee to such other committee, all references to the Committee in the Plan shall be to the Board or to such other committee.

3.3.                              No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder.  The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.4.                              Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a)                                  determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

(b)                                 select those Eligible Individuals to whom Stock-Based Awards and/or Cash Incentive Awards shall be granted under the Plan and to determine the number of Shares in respect of which each Stock-Based Award is granted, and the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

(c)                                  to construe and interpret the Plan and the Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, Sections 162(m) and 409A of the Code (to the extent applicable) and other applicable law, and otherwise to make the Plan fully effective;

(d)                                 to make such adjustments to the Options and Awards as are required by Section 13;

(e)                                  to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(f)                                    to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(g)                                 generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

All decisions and determinations by the Committee in the exercise of the foregoing powers shall be final, binding and conclusive upon the Company, each Subsidiary, the Optionees and Grantees, and all other persons having or claiming any interest under the Plan or any Option or Award granted hereunder.

3.5.                              Notwithstanding anything herein to the contrary, the Committee may determine the terms and conditions of Options and Awards and make such adjustments to the terms thereof and to the Plan as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of the individual States and of jurisdictions outside the United States.  Any such adjustments to the Plan shall be evidenced by one or more written supplements to the Plan.

4.                                       Stock Subject to the Plan; Grant Limitations.

4.1.                              Number of Shares Authorized for Issuance; Limitations on Options and  Awards.  Subject to any adjustment as provided in the Plan, the Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares.  The aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan shall initially be 2,793,062 (calculated as set forth in Section 4.2): provided, that, prior to the termination of the Plan in accordance with Section 16.1, that number shall be increased automatically on January 1st of each year commencing on January 1, 2011, in an amount such that the aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan as of such January 1 shall be equal to the sum of (i) 3% of the total number of shares of Voting Common Stock ,Non-Voting Common Stock, Series A Preferred and Series B Preferred issued and outstanding on December 31st of the immediately preceding calendar year and (ii) the number of Recaptured Shares that have not previously been made the  subject of Awards or Options hereunder; provided, that the Board may in its sole discretion reduce the amount of the increase in any particular year.  In no event may more than 20 million Shares be made the subject of Incentive Stock Options under the Plan (calculated as set forth in Section 4.2).

4.2.                              Calculating Shares Available under the Plan.

(a)                                  Upon the granting of an Option or an Award, the number of Shares available under Section 4.1 for the granting of further Options and Awards shall be reduced as follows:

(i)                                     In connection with the granting of an Option or an Award (other than the granting of (A) Performance Units, (B) Cash Incentive Awards, (C) Dividend Equivalent Rights or (D) other Awards payable in cash), the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated, with a corresponding adjustment if an Award is ultimately settled in whole or in part in a greater or lesser number of Shares.

(ii)                                  In connection with the granting of a Performance Unit, the number of Shares shall initially be reduced by an amount equal to the quotient of (A) the dollar amount in which the Performance Unit is denominated divided by (B) the Fair Market Value of a Share on the date the Performance Unit is granted, with a corresponding adjustment if the Performance Unit is ultimately settled in whole or in part in a greater or lesser number of Shares.

(iii)                               In connection with the granting of a Dividend Equivalent or a Cash Incentive Award, the number of Shares available under Section 4.1 shall not be reduced; provided, however, that if Shares are issued in settlement of such an Award, the number of Shares available for the granting of further Options and Awards under Section 4.1 shall be reduced by the number of Shares so issued.

(iv)                              If any Option is exercised (A) by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the exercise price or (B) by the Company reducing the number of Shares to be issued upon exercise of such Option in full or partial payment of the exercise price, the maximum number of Shares available under Section 4.1 shall be increased by the number of Shares so tendered or by the amount of such reduction.

(v)                                 If Shares subject to any Option or Award are retained by the Company in satisfaction of any Withholding Taxes payable by an Optionee or Grantee, then the maximum number of Shares available under Section 4.1 shall be increased by the number of Shares so retained.

(b)                                 Notwithstanding Section 4.2(a), in the event that an Award is granted that, pursuant to the terms of an Agreement, cannot be settled in Shares, the aggregate number of Shares that may be the subject of Options or Awards granted under the Plan shall not be reduced to reflect such Award.  Whenever any outstanding Option or Award or portion thereof expires, is cancelled or forfeited, is settled in cash or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, cancelled, forfeited, settled or otherwise terminated portion of the Option or Award (“Recaptured Shares”) may again be the subject of Options or Awards granted hereunder. In addition, upon settlement of a Stock Appreciation Right in Shares, the excess of the number of Shares subject to the Stock Appreciation Right over the number of Shares issued in settlement of the Stock Appreciation Right may again be the subject of Options or Awards granted hereunder.

5.                                       Option Grants for Eligible Individuals.

5.1.                              Authority of Committee.  Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement.  Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or a Subsidiary.

5.2.                              Exercise Price.  The purchase price per Share under each Option shall be determined by the Committee and set forth in the Agreement but shall not be less than the Fair Market Value of a Share on the date of grant (110% of Fair Market Value in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

5.3.                              Maximum Duration.  Options shall not be exercisable after the expiration of ten years from the date of grant (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder); provided, however, that an Option (other than an Incentive Stock Option) may, upon the death of the Participant prior to the expiration of the Option, be exercised for such period following the date of the Participant’s death as the Committee determines which may extend for up to one (1) year beyond ten (10) years from the date the Option is granted.  The term of an Option shall be set forth in the Agreement evidencing such Option.  To the extent permitted by applicable law, the Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the first sentence of this Section 5.3.

5.4.                              Vesting.  Each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement.  To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.  The Committee may accelerate the exercisability of any Option or portion thereof at any time.

5.5.                              Limitations on Incentive Stock Options.  To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by an Optionee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options.  In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

5.6.                              Options Granted to California Residents.  Options granted under the Plan on any date on which the Shares are not a Listed Security to persons resident in the State of California shall be subject to the provisions set forth in Attachment A hereto.  To the extent the provisions of the Plan conflict with the provisions set forth on Attachment A, the provisions on Attachment A shall govern the terms of such Options.

6.                                       Terms and Conditions Applicable to All Options.

6.1.                              No Sale or Transfer.  Except to the extent permitted by the Committee with respect to Nonqualified Stock Options, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of

Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of an Optionee only by the Optionee or his or her guardian or legal representative.

6.2.                              Manner of Exercise and Payment.  The exercise of an Option shall be made by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted, or in such other manner as prescribed by the Committee; provided, however, that Options may not be exercised by an Optionee for six months following a hardship distribution to the Optionee, to the extent such exercise is prohibited under Treasury Regulation Section 1.401(k)-1(d)(3)(iv)(E).  The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid, in any of the following forms (or any combination thereof):  (a) cash, (b) the transfer, either actually or by attestation, to the Company of Shares (if the Shares are then Listed Securities), such transfer to be upon such terms and conditions as determined by the Committee, (c) a reduction by the Company in the number of Shares (if the Shares are then Listed Securities) to be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate exercise price payable, (d) such other cashless exercise procedures (including through the use of a cashless exercise program with a registered broker-dealer approved by the Committee) or (e) a combination of the foregoing;  provided, however, that  (i) clauses (b) through (d) shall only apply prior to an Initial Public Offering (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation as may be amended from time to time) as determined by the Committee at the time of grant or with respect to a Nonqualified Stock Option, at any time thereafter, and (ii) the availability of any method of payment shall be subject to the terms and conditions of the Company’s credit facilities as in effect from time to time.  Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day of exercise of such Option.  If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee.  No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded down to the nearest number of whole Shares.  Notwithstanding anything in this Plan to the contrary, an Option may be exercised in accordance with the arrangements and procedures provided in this Section 6.2 only to the extent such arrangements or procedures comply with Section 13(k) of the Exchange Act and any other applicable laws, rules and regulations.

6.3.                              Rights of Optionees.  No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee (such issuance and delivery to be subject to the Shareholder’s Agreement, if applicable), (c) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company and (d) if required by the Committee, the Optionee shall have delivered a fully executed Shareholder’s Agreement and stock power to the Company.  Thereupon, the Optionee shall have full dividend and other ownership rights with respect to such Shares, including voting rights if and only if such Shares consist of Voting Common Stock, subject to such terms and conditions as may be set forth in the Agreement and, if applicable, the Shareholder’s Agreement.

6.4.                              Buyout Provisions.  The Committee may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Committee shall establish and communicate to the Optionee at the time that such offer is made.

7.                                       Stock Appreciation Rights.

7.1.                              Grant of Stock Appreciation Rights.  The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement.  If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

7.2.                              Time of Grant.  A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

7.3.                              Stock Appreciation Right Granted in Connection With an Option.

(a)                                  Exercise.  A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable and will not be transferable except to the extent the related Option is transferable.  A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the trading day immediately preceding the date of exercise exceeds the exercise price specified in the related Incentive Stock Option Agreement.

(b)                                 Amount Payable.  Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount of cash or a number of Shares determined by multiplying (i) the excess of the Fair Market Value of a Share on the trading day immediately preceding the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised.  Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c)                                  Treatment of Related Options and Stock Appreciation Rights Upon Exercise.  Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be cancelled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be cancelled to the extent of the number of Shares as to which the Option is exercised or surrendered.

7.4.                              Stock Appreciation Right Unrelated to an Option.  The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options.  Stock

Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten years.  Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount of cash or a number of Shares determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised.  Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

7.5.                              No Sale or Transfer.  The Grantee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of a Stock Appreciation Right or any portion thereof.

7.6.                              Manner of Exercise.  The exercise of Stock Appreciation Rights shall be made only by delivery of written notice to the Company.  Such notice shall state that the Grantee is electing to exercise the Stock Appreciation Right, shall set forth the number of Shares in respect of which the Stock Appreciation Right is being exercised and shall be signed by the Grantee or, where applicable, by the Grantee’s legal representative.

7.7.                              Form of Payment.  Payment of the amount determined under Section 7.3(b) or 7.4 may be made in whole Shares in a number determined at their Fair Market Value on the trading day immediately preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares.  Such form of payment shall be determined by the Committee and set forth in the Agreement evidencing the Stock Appreciation Right.  If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

8.                                       Dividend Equivalent Rights.

Dividend Equivalent Rights may be granted to Eligible Individuals in tandem with an Option or Award or as a separate Award.  The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted.  Amounts payable in respect of Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate.  In the event that any portion of the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares.  If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine.  Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, in each case as determined by the Committee.

9.                                       Restricted Stock; Restricted Stock Units.

9.1.                              Restricted Stock.  The Committee may grant Awards of Restricted Stock to Eligible Individuals, which shall be evidenced by an Agreement between the Company and the Grantee.  Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates during the period of restriction.  Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 9.

(a)                                 Rights of Grantee.  Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, a Shareholder’s Agreement, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares.  If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award and any other documents which the Committee may require, or otherwise indicate acceptance of the Restricted Stock Award in a manner prescribed by the Committee within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void.  At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with the Company as escrow agent (or other escrow agent designated by the Committee).  Except to the extent set forth in an Agreement and subject to the provisions of any applicable Shareholder’s Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to receive all dividends or other distributions paid or made with respect to the Shares and the right to vote the Shares if and only if such Shares consist of Voting Common Stock.

(b)                                No Sale or Transfer.  Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 9(c), the Grantee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of the Shares of Restricted Stock.

(c)                                 Lapse of Restrictions.  Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine.  The Agreement evidencing the Award shall set forth any such restrictions.  Such restrictions may, in the discretion of the Committee, be contingent on future employment or services, the satisfaction of performance-related goals, or a combination of the foregoing.

(d)                                Treatment of Dividends.  At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time.  In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash.  If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine.  Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

(e)                                 Delivery of Shares.  Upon the lapse of the restrictions on Shares of Restricted Stock, the Company may maintain the shares in book-entry form; provided, however, that if the Grantee so requests, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder; and provided, further, that, if Shares of Restricted Stock are subject to a Shareholder’s Agreement upon the lapse of the restrictions hereunder, such Shares shall be maintained as provided in such Shareholder’s Agreement.

9.2.                         Restricted Stock Units.  The Committee may grant to Eligible Individuals Awards of Restricted Stock Units, which shall be evidenced by an Agreement.  Each such Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine.  Awards of Restricted Stock Units shall be subject to the terms and provisions set forth in this Section 9.2.

(a)                                 Payment of Awards.  Each Restricted Stock Unit shall represent the right of the Grantee to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Restricted Stock Unit was granted.  The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit.  The Committee may provide for the settlement of Restricted Stock Units in cash or with Shares having a Fair Market Value on the trading day immediately preceding the date of settlement equal to the payment to which the Participant has become entitled.

(b)                                No Sale or Transfer.  The Grantee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of an Award of Restricted Stock Units or any portion thereof.

10.                                 Performance Awards.

10.1.                        Performance Units and Performance Share Units.  The Committee, in its discretion, may grant Awards of Performance Units and/or Performance Share Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement.

(a)                                  Performance Units.  Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within a specified Performance Cycle, represent the right to receive payment as provided in Sections 10.1(c) and (d) of the specified dollar amount or a percentage (which may be more than

100%) of the specified dollar amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit.  Each Agreement shall specify the dollar amount (or percentage thereof, if applicable) of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(b)                                 Performance Share Units.  Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, each Performance Share Unit represents the right to receive payment as provided in Sections 10.1(c) and (d) of the Fair Market Value of a Share on the date the Performance Share was granted, the date the Performance Share Unit became vested or any other date specified by the Committee or a percentage (which may be more than 100%) of such amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit.  Each Agreement shall specify the number of Performance Share Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Share Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(c)                                  Vesting and Forfeiture.  A Grantee shall become vested with respect to the Performance Share Units and Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

(d)                                 Payment of Awards.  Subject to Section 10.4(c), payment to Grantees in respect of vested Performance Share Units and Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates or at such other time or times as the Committee may determine.  Such payments may be made entirely in Shares valued at their Fair Market Value on the trading day immediately preceding the date of payment, entirely in cash or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee shall determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

10.2.                        Performance-Based Restricted Stock.  The Committee, in its discretion, may grant Awards of Performance-Based Restricted Stock to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee.  Each Agreement shall specify the number of Shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives which must be satisfied in order for such Shares to vest and restrictions thereon to lapse, and the Performance Cycle within which such Performance Objectives must be satisfied, and may require that an appropriate legend be placed on Share certificates.  Awards of Performance-Based Restricted Stock shall be subject to the following terms and provisions:

(a)                                  Rights of Grantee.  Shares of Performance-Based Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, a Shareholder’s Agreement, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance-Based Restricted Stock.  If a Grantee shall fail to execute the Agreement evidencing an Award of Performance-Based Restricted Stock and any other documents which the Committee may require, or otherwise indicate acceptance of the Award of Performance-Based Restricted Stock in a manner prescribed by the Committee within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void.  At the discretion of the Committee, Shares issued in connection with an Award of Performance-Based Restricted Stock shall be deposited together with the stock powers with the Company as escrow agent (or other escrow agent designated by the Committee).  Except as restricted by the terms of the Agreement and subject to the provisions of any applicable Shareholder’s Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to receive all dividends or other distributions paid or made with respect to the Shares and the right to vote the Shares if and only if such Shares consist of Voting Common Stock.

(b)                                 Lapse of Restrictions.  To the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle, restrictions upon Performance-Based Restricted Stock awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine.  In the event that the Performance Objectives set forth in the Agreement are not fully satisfied for the Performance Cycle, the Performance-Based Restricted Stock shall be forfeited to the extent set forth in the Agreement.

(c)                                  Treatment of Dividends.  At the time the Award of Performance-Based Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and (ii) held by the Company for the account of the Grantee until such time.  In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Shares of Performance-Based Restricted Stock) or held in cash.  If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine.  Payment of deferred dividends in respect of Shares of Performance-Based Restricted Stock (whether held in cash or as additional Shares of Performance-Based Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Shares.

(d)                                 Delivery of Shares.  Upon the lapse of restrictions on Shares of Performance-Based Restricted Stock awarded hereunder, the Company may maintain the Shares in book-entry form; provided, however, that if the Grantee so requests, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder; and provided, further, that, if Shares of Performance-Based Restricted Stock are subject to a Shareholder’s Agreement upon the lapse of the restrictions hereunder, such Shares shall be maintained as provided in such Shareholder’s Agreement.

10.3.                        Cash Incentive Awards.

(a)                                  Grants of Cash Incentive Awards.  The Committee may, in its discretion, grant Cash Incentive Awards to Eligible Individuals, which shall represent the right, contingent upon the attainment of specified Performance Objectives within a specified Performance Cycle, to receive a payment of a specified dollar amount or a percentage (which may be more than 100%) of the specified dollar amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Cash Incentive Award is granted specify a maximum amount payable in respect of such Cash Incentive Award.  The terms and conditions of each Cash Incentive Award shall be set forth in an Agreement between the Company and the Grantee.  Each Agreement shall specify the dollar amount subject to such Award, the Performance Objectives which must be satisfied in order for the Award to be paid and the Performance Cycle within which such Performance Objectives must be satisfied.  In the event that the Committee grants Cash Incentive Awards expressed as percentage interests in a bonus pool payment which is subject to the satisfaction of Performance Objectives, (i) the aggregate of all such percentage interests may not exceed 100% and (ii) the forfeiture or other reduction of the percentage interest of any Grantee in the bonus pool may not increase the amount of an Award paid to any other Grantee.  The Committee may determine that different Performance Objectives are applicable to different Grantees with respect to a specified Performance Cycle.

(b)                                 Payment of Awards.  Each Cash Incentive Award to the extent earned shall be paid in a single lump sum cash payment or, if determined by the Committee at the time of grant, in a number of Shares with a Fair Market Value on the trading day immediately preceding the date of payment equal to all or a portion of such cash amount (with any portion not paid in Shares to be paid in cash; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee shall determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted) as soon as practicable following the Committee’s certification described in Section 10.4(c) but in any event not later than the end of the fiscal year in which such certification is made.

10.4.                        Performance Objectives.

(a)                                  Establishment.  Performance Objectives for Performance Awards may be expressed in terms of (i) revenue, (ii) earnings per Share, (iii) net income per Share, (iv) Share price, (v) pre-tax profits, (vi) net earnings, (vii) net income, (viii) operating income, (ix)

cash flow, (x) earnings before interest, taxes, depreciation and amortization (EBITDA), (xi) sales, (xii) total stockholder return relative to assets, (xiii) total stockholder return relative to peers, (xiv) financial returns (including, without limitation, return on assets, return on equity and return on investment), (xv) cost reduction targets, (xvi) customer satisfaction, (xvii) customer growth, (xviii) employee satisfaction, (xviv) EBITDA margin, (xx) operating margin, (xxi) net margin, (xxii) gross margin, (xxiii) revenue growth, (xxiv) new contract win, (xxv) per-days sales outstanding, or (xxvi) any combination of the foregoing, or (xxvii) prior to the end of the Transition Period, such other criteria as the Committee may determine.  Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof.  Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.  The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed and (y) the date which is ninety days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

(b)                                 Effect of Certain Events.  Unless otherwise provided by the Committee at the time the Performance Objectives in respect of a Performance Award are established, performance shall be adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment (other than provisions for operating losses or income during the phase-out period), unusual or infrequently occurring events and transactions that have been publicly disclosed and the cumulative effects of changes in accounting principles, all as determined in accordance with generally accepted accounting principles (to the extent applicable).  In addition, at the time of the granting of a Performance Award or at any time thereafter, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges, and tax law changes; provided, that such provisions shall be permitted only to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of any Performance Award as Performance-Based Compensation.

(c)                                  Determination of Performance.  Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance Based Compensation.  The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to Awards intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as Performance-Based Compensation.  A Performance Award may be reduced in the discretion of the Committee at any time before payment or lapsing of restrictions.

10.5.                        No Sale or Transfer.  The Grantee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of an Award of Performance Units, Performance Share Units or Performance-Based Restricted Stock or Cash Incentive Awards or any portion thereof.

11.                                 Share Awards.

11.1.                        Share Awards.  The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion.  Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.  The Grantee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of a Share Award or any portion thereof.

12.                                 Effect of a Termination of Employment or Service.

The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination of the employment or service of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division).  Unless set forth otherwise in an Agreement or as required by applicable law (including Section 409A of the Code), (1) the transfer of employment of an Optionee from the Company to a Subsidiary or from a Subsidiary to the Company (or among the Divisions of the Company or a Subsidiary) shall not constitute a termination of employment, and (2) if an individual is both an employee of the Company and/or a Subsidiary and a Director, his or her cessation of services in fewer than all such capacities shall not constitute a termination of his or her employment or services.

13.                                 Adjustment Upon Changes in Capitalization.

13.1.                        In the event of a Change in Capitalization, the Committee shall make such adjustments, if any, as it determines are equitable and appropriate to (a) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (b) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options, (c) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual in any calendar year, (d) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefor, if applicable, and (e) the Performance Objectives.

13.2.                        Any such adjustment in the Shares or other stock or securities (a) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent permitted by Sections 422 and 424 of the Code or (b) subject to outstanding Awards that are subject to Section 409A of the Code shall be made only to the extent permitted by Section 409A of the Code or (c) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation.

13.3.                        If, by reason of any such adjustment, a Grantee shall be entitled to, or an Optionee shall be entitled to exercise an Option, with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such adjustment.

14.                                 Effect of Certain Transactions.

14.1.                        Except as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction.  Without limiting the generality of the foregoing, the treatment of outstanding Options and Stock Appreciation Rights pursuant to this Section 14.1 in connection with a Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Transaction as long as, at the election of the Committee, (x) the holders of affected Options and Stock Appreciation Rights have been given a period of at least fifteen days prior to the date of the consummation of the Transaction to exercise the Options or Stock Appreciation Rights (whether or not they were otherwise exercisable) or (y) the holders of the affected Options and Stock Appreciation Rights are paid (in cash or cash equivalents) in respect of each Share covered by the Option or Stock Appreciation Right being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the exercise price of the Option or Stock Appreciation Right.  For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Agreement and (2) if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Option or Stock Appreciation Right may be cancelled without any payment therefor.  The treatment of any Option or Award as provided in this Section 14.1 shall be conclusively presumed to be appropriate for purposes of Section 13.

14.2.                        Effective upon the consummation of an Initial Public Offering or any other conversion of all of the outstanding shares of the Company’s Non-Voting Common Stock into Voting Common Stock, all outstanding Options shall automatically convert into Options to purchase an equivalent number of shares of the Company’s Voting Common Stock without any further action on the part of the Company or any Optionee.

14.3.                        The Committee may provide, in an Agreement or at any time thereafter,  that Options or Awards may become vested and/or exercisable and may become free of restrictions, to the extent of all or any portion of such Option or Award, in the event of a change in ownership or effective control of the Company.

15.                                 Interpretation.

15.1.                        Section 16 Compliance.  The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith.  Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

15.2.                        Section 162(m).  Unless otherwise determined by the Committee at the time of grant, each Option, Stock Appreciation Right and Performance Award is intended to be Performance-Based Compensation.  To the extent any provision of the Plan or any Agreement related to any Option, Stock Appreciation Right or Performance Award is inconsistent with Section 162(m) of the Code or the regulations promulgated thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to an Eligible Individual in connection with any such Option or Award upon the attainment of the Performance Objectives.

15.3.                        Compliance With Section 409A.  All Options and Awards granted under the plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with Section 409A of the Code and any guidance issued thereunder.  Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Option or Award granted hereunder in any manner, or take any other action, that it determines, in its sole discretion, is necessary, appropriate or advisable to cause the Plan or any Option or Award granted hereunder to comply with Section 409A and any guidance issued thereunder.  Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.

16.                                 Termination and Amendment of the Plan/Modification of Options and Awards.

16.1.                        Plan Amendment or Termination.  The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board, and no Option or Award may be granted thereafter.  The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a)                                  no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

(b)                                 to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with such applicable law, regulation or exchange requirement.

16.2.                        Repricing.  The Board may, without stockholder approval, take any action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

16.3.                        Modification of Options and Awards.  No modification of an Option or Award shall adversely alter or impair any rights or obligations under the Option or Award without the consent of the Optionee or Grantee, as the case may be; provided, however, that no action taken with respect to an Option or Award pursuant to Section 13 or 14.1 shall be deemed a modification that requires such consent of an Optionee or Grantee.

17.                                 Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

18.                                 Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)                                  give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b)                                 give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c)                                  limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any person at any time; or

(d)                                 be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

19.                                 Regulations and Other Approvals; Governing Law.

19.1.                        Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

19.2.                        The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

19.3.                        The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

19.4.                        Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

19.5.                        Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder.  The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder.  The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

20.                                 Miscellaneous.

20.1.                        Multiple Agreements.  The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time.  The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

20.2.                        Withholding of Taxes.

(a)                                  At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a “Taxable Event”), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance, or release from escrow, of such Shares or the payment of such cash.  The Company shall have the right to deduct from any payment of cash or delivery of Shares to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes.  The Committee may provide in an Agreement at the time of grant, or at any time thereafter, that the Optionee or Grantee, in satisfaction of the obligation to pay Withholding Taxes to the Company, may elect to have withheld a portion of the cash then payable to him or her or the Shares (if the Shares are then Listed Securities) then issuable to him or her, in either case having an aggregate Fair Market Value equal to the Withholding Taxes (but, in the case of withholding of Shares, only to the extent such withholding complies with Section 13(k) of the Exchange Act and other applicable laws, rules and regulations).

(b)                                 If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

20.3.                        Effective Date.  The effective date of the Plan shall be the date of Board approval as listed on the first page of the Plan, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve months after the adoption of the Plan by the Board.

20.4.                        Post-Transition Period.  Following the end of the Transition Period, any Option, Stock Appreciation Right or Performance Award granted under the Plan which is intended to be Performance-Based Compensation, shall be subject to the approval of the material terms of the Plan by the stockholders of the Company in accordance with Section 162(m) of the Code and the regulations promulgated thereunder.

20.5.                        Shareholder’s Agreement.  Unless the Committee determines otherwise, prior to the consummation of an Initial Public Offering, it shall be a condition to issuance of any Shares to any Grantee or Optionee pursuant to any Award or the exercise of any Option that the Grantee or Optionee, as applicable, shall have become a party to a Shareholder’s Agreement which shall remain operative in accordance with its terms notwithstanding the lapse of any other restrictions on such Shares pursuant to the terms of the Plan or the relevant Agreement.

Attachment A

Provisions Applicable to Optionees

Resident in California

The following additional terms shall apply if required by applicable law to (i) Options or Awards that may result in the issuance of Shares granted on any date the Shares are not a Listed Security and (ii) any Shares issued pursuant to such Awards or upon exercise of such Options on any date the Shares are not a Listed Security, which are granted or issued to persons resident in California as of the date of grant or issuance, as applicable (each such person, a “California Recipient”):

1.                                       Any Option granted to any California Recipient that is exercised before security holder approval is obtained or any Share that is issued pursuant to an Award to any California Recipient before security holder approval is obtained must be rescinded if security holder approval is not obtained in the manner described in Section 20.3 of the Plan.  Such securities shall not be counted in determining whether such approval is obtained.

2.                                       Notwithstanding anything in the Plan to the contrary, in the case of an Option granted to any California Recipient, the number of Shares covered by each outstanding Option, as well as the price per Share covered by each outstanding Option, and in the case of Shares allocated to a California Recipient pursuant to an Award, the number of Shares allocated, shall be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, combination, recapitalization, reclassification or other distribution of the Company’s equity securities without receipt of consideration by the Company, of or on the Shares; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

3.                                       With respect to an Option granted to any California Recipient who is not an Officer, Director or Consultant, such Option shall become exercisable, or any repurchase option in favor of the Company shall lapse, at the rate of at least 20% per year over five years from the date of grant.

4.                                       Notwithstanding anything in the Plan to the contrary, in the case of an Option granted to any California Recipient, Options shall not be exercisable after the expiration of 120 months from the date of grant (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

5.                                       The following rules shall apply to an Option granted to any California Recipient or to stock issued to a California Recipient upon exercise of an Option, in the event of a termination of the California Recipient’s employment or services with the Company other than for Cause (as defined in the applicable Agreement):

(a)                                  If such termination was for reasons other than death or disability, the California Recipient shall have at least thirty days after the date of such termination (but in no event later than the expiration of the term of such Option established by the Committee as of the date of grant) to exercise such Option.

A1

(b)                                 If such termination was on account of the death or disability of the California Recipient, the holder of the Option may, but only within six months from the date of such termination (but in no event later than the expiration date of the term of such Option established by the Committee as of the date of grant), exercise the Option to the extent the California Recipient was otherwise entitled to exercise it at the date of such termination.  To the extent that the California Recipient was not entitled to exercise the Option at the date of termination, or if the holder does not exercise such Option to the extent so entitled within six months from the date of termination, the Option shall terminate, and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

6.                                       To the extent required by applicable law, the Company shall provide financial statements at least annually to each California Recipient during the period such person has one or more Options or Awards outstanding, and in the case of an individual who acquired Shares pursuant to an Award or pursuant to the exercise of an Option under the Plan, during the period such individual owns such Shares.  The Company shall not be required to provide such information if the issuance of Options and Awards under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

7.                                       Unless defined below or otherwise in this Attachment, capitalized terms shall have the meanings set forth in the Plan.  For purposes of this Attachment, (a) “Officer” means a person who is an officer of the Company within the meaning of Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (b) “Consultant” means any person, including an advisor, who is engaged by the Company or a Subsidiary to render services and is compensated for such services, and any Director of the Company whether compensated for such services or not.

A2

Amendment No. 1 to the Amended and Restated

Ikaria Holdings, Inc. 2010 Long Term Incentive Plan

WHEREAS, Ikaria, Inc. (formerly, Ikaria Holdings, Inc.) a Delaware corporation (the “Company”), has adopted the Amended and Restated Ikaria Holdings, Inc. 2010 Long Term Incentive Plan (the “Plan”) for the purpose of granting long term incentive awards, including options to purchase shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) to the employees and consultants of the Company or its subsidiaries or affiliates;

WHEREAS, Section 16.1 of the Plan provides that the Board of Directors of the Company (the “Board”) may at any time and from time to time amend, modify or suspend the Plan.

NOW THEREFORE,

(a)           All references to “Ikaria Holdings, Inc.” in the Plan are hereby be deleted and replaced with “Ikaria, Inc.”

(b)           The definition of “Initial Public Offering” in Section 2 of the Plan is hereby amended and restated in its entirety to read as follows:

“ “Initial Public Offering” means the first public offering of shares of Voting Common Stock and Non-Voting Common Stock or either of them.  An Initial Public Offering shall be deemed to have been consummated if and when the registration statement in connection with such public offering shall have been declared effective and the offering of securities thereunder shall have closed in accordance with the terms of the related underwriting agreement.”

(c)           Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“Number of Shares Authorized for Issuance; Limitations on Options and  Awards.  Subject to any adjustment as provided in the Plan, the Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares.  The aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan shall initially be 4,300,000 (calculated as set forth in Section 4.2): provided, that, prior to the termination of the Plan in accordance with Section 16.1, that number shall be increased automatically on January 1st of each year commencing on January 1, 2011, in an amount such that the aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan as of such January 1 shall be equal to the sum of (i) 3% of the total number of shares of Voting Common Stock ,Non-Voting Common Stock, Series A Preferred and Series B Preferred issued and outstanding on December 31st of the immediately preceding calendar year and (ii) the number of Recaptured Shares that have not previously been made the  subject of Awards or Options hereunder; provided, that the Board may in its sole discretion reduce the amount of the increase in any particular year.  In no event may more than 20 million Shares be made the subject of Incentive Stock Options under the Plan (calculated as set forth in Section 4.2).”

(d)           The text “(as such term is defined in the Company’s Amended and Restated Certificate of Incorporation as may be amended from time to time)” in the second sentence of Section 6.2 of the Plan is hereby deleted in its entirety.

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, this Amendment has been executed by the undersigned, thereunto duly authorized, effective as of July 30, 2010.

IKARIA, INC.

/s/ Matthew M. Bennett
Name: Matthew M. Bennett
Title: Senior Vice President and Secretary